

<ARTICLE>                     5
<LEGEND>
The schedule contains summary financial  information  extracted from the balance sheet and  statement  of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                         0000832091
<NAME>                        KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

<PERIOD-TYPE>                 9-MOS
<FISCAL-YEAR-END>             Dec-31-1999
<PERIOD-END>                  Sep-30-1999
<CASH>                          5,455,806
<SECURITIES>                   62,859,212<F1>
<RECEIVABLES>                     430,986
<ALLOWANCES>                            0
<INVENTORY>                             0
<CURRENT-ASSETS>                1,146,823<F2>
<PP&E>                                  0
<DEPRECIATION>                          0
<TOTAL-ASSETS>                 69,892,827
<CURRENT-LIABILITIES>              13,499
<BONDS>                                 0
<PREFERRED-MANDATORY>                   0
<PREFERRED>                             0
<COMMON>                       69,781,899<F3>
<OTHER-SE>                         97,429<F4>
<TOTAL-LIABILITY-AND-EQUITY>   69,892,827
<SALES>                                 0
<TOTAL-REVENUES>                5,033,018<F5>
<CGS>                                   0
<TOTAL-COSTS>                           0
<OTHER-EXPENSES>                1,193,587<F6>
<LOSS-PROVISION>                        0
<INTEREST-EXPENSE>                      0
<INCOME-PRETAX>                 3,839,431
<INCOME-TAX>                            0
<INCOME-CONTINUING>             3,839,431
<DISCONTINUED>                          0
<EXTRAORDINARY>                         0
<CHANGES>                               0
<NET-INCOME>                    3,839,431
<EPS-BASIC>                           0<F7>
<EPS-DILUTED>                           0<F7>

<F1>Includes   Participating  Insured  Mortgages  ("PIMs")  of  $49,468,630 and
    Mortgage-Backed Securities ("MBS") of $13,390,582.
<F2>Includes  prepaid  acquisition  fees  and  expenses  of  $4,018,829  net  of accumulated amortization of $3,781,829 and prepaid participation servicing fees of $1,251,853 net of accumulated amortization of $1,317,338.
<F3>Represents  total equity of General Partners and Limited  Partners.  General
    Partners deficit of ($179,229) and Limited Partners equity of $69,961,128.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $624,939 of amortization of prepaid fees and expenses.
<F7>Net income allocated  $115,183 to the General Partners and $3,724,248 to the
    Limited Partners. Average net income per Limited Partner interest is $.29 on 12,770,261 Limited Partner interests outstanding.

